DENBURY RESOURCES INC.

                     Information Circular - Proxy Statement

                   Annual and Special Meeting of Shareholders
                       to be held on Tuesday, May 19, 1998

                     INTRODUCTION AND GENERAL PROXY MATTERS

     THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF DENBURY RESOURCES INC. ("Denbury" or the "Company") for use at the Annual and Special Meeting of the Shareholders of Denbury (the "Meeting") to be held on the 19th day of May, 1998 at the time and place and for the purposes set out in the accompanying Notice of Annual and Special Meeting, and any adjournments thereof. The approximate date on which this Information Circular - Proxy Statement and the enclosed Instrument of Proxy will first be sent to shareholders is April 9, 1998. The dollar disclosures contained herein are reported in U.S. dollars unless otherwise noted.

                                   RECORD DATE

     The Board of Directors of Denbury has fixed the record date for the Meeting at the close of business on Wednesday, April 8, 1998 (the "Record Date"). Only shareholders of Denbury of record as at the Record Date are entitled to receive notice of the Meeting unless such person transfers his shares after the Record Date and the transferee of those shares establishes that he owns the shares and demands, not later than the close of business on May 8, 1998, that the transferee's name be included in the list of shareholders entitled to vote.

                      APPOINTMENT AND REVOCATION OF PROXIES

     An Instrument of Proxy accompanies the Notice of Annual and Special Meeting and this Information Circular. In order to be valid and acted upon at the Meeting, Instruments of Proxy must be received by the Secretary of Denbury c/o CIBC Mellon Trust Company, Corporate Trust Department, 600 Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof.

     The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

     The persons named in the enclosed form of proxy are directors and/or officers of Denbury. Each shareholder has the right to appoint a proxyholder other than the persons designated in the form of proxy, who need not be a shareholder, to attend and to act for him and on his behalf at the Meeting. To exercise such right, the name of the nominees of management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.

     A shareholder who has submitted a proxy may revoke it any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited either at the registered office of Denbury at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits, the proxy is revoked.

                         PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the management of Denbury. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Annual and Special Meeting and this Information Circular will be borne by Denbury. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication by directors, officers and employees of Denbury, who will not be specifically remunerated therefor. While no arrangements have been made by Denbury to date, it may contract for the distribution and solicitation of proxies for the Meeting, in which event the costs incurred with respect to such solicitation will be borne by Denbury.

                         EXERCISE OF DISCRETION BY PROXY

     The shares represented by proxy in favour of management nominees shall be voted on any ballot at the Meeting and, where the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted on any ballot in accordance with the specification so made.

      In the absence of such specification, the common shares will be voted for the election of the seven director nominees named herein and in favour of the other matters to be acted upon. The persons appointed under the Instrument of Proxy furnished by Denbury are conferred with discretionary authority with respect to amendments or variations of those matters specified in the Instrument of Proxy and Notice of Annual and Special Meeting. At the time of printing this Information Circular, management of Denbury knows of no such amendment, variation or other matter.

                            OUTSTANDING VOTING SHARES

     As at March 15, 1998, 26,598,413 common shares of Denbury were issued and outstanding, each share carrying the right to one vote on a ballot at the Meeting. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal. A quorum for the transaction of business at the Meeting is not less than two (2) persons present, holding or representing not less than 5% of the common shares entitled to be voted at the Meeting. All matters submitted to a vote at the Meeting require a majority of the votes, present or represented by proxy, for approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 15, 1998, concerning beneficial ownership of the Common Shares by: (i) any shareholders known to the Company to beneficially own more than 5% of the issued and outstanding Common Shares, and (ii) all executive officers and directors individually and as a group. Except as otherwise indicated and except for those shares that are listed as being beneficially owned by more than one shareholder, each shareholder identified in the table has sole voting and investment power with respect to their shares.


                                                Beneficial Ownership as of
                                                      March 15, 1998
                                               ----------------------------
            Name and Address of
              Beneficial Owner                     Shares          Percent
-------------------------------------------    ---------------    ---------
Ronald G. Greene...........................        900,900 (1)     3.4% (1)
     Suite 700, 407 - 2nd Street
     Calgary, Alberta T2P 2Y3
David Bonderman............................      8,971,438 (2)    33.8% (2)
     201 Main Street, Suite 2420
     Ft. Worth, TX  76102
Wilmot L. Matthews.........................        156,250  (3)        *
     1 First Canadian Place, Suite 5101
     Toronto, ON M5X 1E3


                                      3




            Name and Address of
              Beneficial Owner                     Shares          Percent
-------------------------------------------    ---------------    ---------
William S. Price, III......................      8,724,438 (4)     32.8%(4)
    345 California Street, Suite 3300
    San Francisco, CA   94104
David M. Stanton...........................          2,000 (5)        *
Wieland F. Wettstein.......................         83,389 (6)        *
Gareth Roberts.............................        498,302 (7)      1.9%(7)
Matthew Deso...............................         25,801 (8)        *
Phil Rykhoek...............................          9,109 (8)        *
Mark A. Worthey............................         79,001 (8)        *
Bobby J. Bishop............................          2,439            *
All of the executive officers and
   directors as a group (11
   persons)................................     10,632,817 (9)     40.2%(9)
TPG Advisors, Inc..........................      8,721,438         32.8%
    201 Main Street, Suite 2420
    Ft. Worth, TX  76102

*   Less than 1%.

(1) Includes 30,150 Common Shares held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children and 520,833 Common Shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

(2) Includes 250,000 Common Shares in a family partnership 100% controlled by Mr. Bonderman. Mr. Bonderman is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities attributed to Mr. Bonderman.

(3) Includes 52,300 Common Shares held by a subsidiary of Marjad Inc., which is wholly owned by Mr. Matthews, 2,450 Common Shares held in various trusts of which Mr. Matthews is a trustee and an income beneficiary and 1,500 Common Shares as to which Mr. Matthews holds a power of attorney but no beneficial interest.

(4) Includes 1,000 Common Shares held by Mr. Price and 2,000 Common Shares held by Mr. Price's spouse. Mr. Price is a director, executive officer and shareholder of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P., and TPG Parallel I, L.P., which are the direct beneficial owners of the remaining securities attributed to Mr. Price.

(5) Although Mr. Stanton is not considered to be a "beneficial owner" as that term is defined by the Securities and Exchange Commission, Mr. Stanton is an officer of TPG Advisors, Inc., the general partner of TPG Partners L.P. and TPG Parallel I, L.P. and is a principal of TPG Partners, L.P.

(6) Includes 76,439 Common Shares held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee.

(7) Includes 138,330 Common Shares held by a corporation which is solely owned by Mr. Roberts, 38,000 Common Shares held in a private charitable foundation which he and his spouse control and 2,228 Common Shares held by his spouse.

(8) Includes 17,500, 6,562, and 73,250 Common Shares which Mr. Deso, Mr. Rykhoek and Mr. Worthey, respectively, have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1998.

(9) Includes 97,312 Common Shares which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 15, 1998. Beneficial ownership also includes the shares held by affiliates of TPG, although Mr. Price and Mr. Bonderman, who are directors of the Company, are not the owners of record of these securities. Mr. Price and Mr. Bonderman are directors, executive officers and shareholders of TPG Advisors, Inc., which is the general partner of TPG GenPar, L.P., which in turn is the general partner of both TPG Partners, L.P. and TPG Parallel I, L.P., which are the direct beneficial owners of these 8,721,438 shares.

     The Company is neither directly or indirectly owned or controlled by another corporation or foreign government.

                                   MANAGEMENT

     The names of the officers of the Company and the offices held by them with the Company and the period during which such office has been held by them are set forth below. Each officer holds office until his death, resignation or removal or until his successor is duly elected and qualified.


     Name             Age      Position
     ----             ---      ---------
     Gareth Roberts   45       President and Chief Executive Officer
     Matthew Deso     44       Vice President, Exploration
     Phil Rykhoek     41       Chief Financial Officer and Secretary
     Mark Worthey     40       Vice President, Operations
     Bobby Bishop     37       Controller & Chief Accounting Officer
     Ron Gramling     52       President of Marketing Subsidiary
     Lynda Perrard    54       Vice President, Land of Operating Subsidiary

     Set forth below is a description of the business experience of each of the officers.

Gareth Roberts - President, Chief Executive Officer and a Director, is the founder of the operating subsidiary of the Company, which was founded in April 1990. Mr. Roberts has 25 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees in Geology and Geophysics from St. Edmund Hall, Oxford University. Mr. Roberts also serves on the Board of Directors of Belden & Blake Corporation.

Matthew Deso - Vice President, Exploration, has been with the Company since October 1990, first as a consultant and thereafter when he moved to Dallas in January 1994, as Vice President of Exploration, his current position. Mr. Deso has 22 years of petroleum geology experience, and received a Bachelor of Science in Geosciences from the University of Texas in 1976. Mr. Deso also worked for Enserch Exploration (three years), Terra Resources (three years) and TXO Production Corp. (eight years) in positions of varying responsibility.

Phil Rykhoek - Chief Financial Officer, a Certified Public Accountant, has been with the Company since June 1995. Prior to joining the Company, Mr. Rykhoek was Executive Vice President and co-founder of Petroleum Financial, Inc., a private company formed in May 1991 to provide oil and natural gas accounting services on a contract basis to other entities. Mr. Rykhoek was also employed by Amerac Energy Corporation (formerly Wolverine Exploration Company) for eight years, most recently as Vice President and Chief Accounting Officer and began his career with Price Waterhouse in 1979.

Mark A. Worthey - Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. He joined the Company in September 1992. Previously, he was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984.

Bobby J. Bishop - Controller and Chief Accounting Officer, a Certified Public Accountant, joined the Company as Controller in August 1993 and was appointed to the position of Chief Accounting Officer in December, 1997. Prior to joining the Company, Mr. Bishop was the Chief Financial Officer for Arcadia Exploration and Production Company, a private company. He also worked for Lake Ronel Oil Company and TXO Production Corp. Mr. Bishop graduated from the University of Oklahoma with a Bachelor of Business Administration in Accounting in 1983.

Ron Gramling - President of the Company's marketing subsidiary, joined the Company in May 1996 when the Company purchased the subsidiary's assets. Prior to becoming affiliated with the Company, he was employed by Hadson Gas Systems as Vice President of term supply. Mr. Gramling has 28 years of marketing, transportation and supply experience in the natural gas and crude oil industry. He received his Bachelor of Business Administration degree from Central State University, Edmond, Oklahoma in 1970.

Lynda Perrard - Vice President, Land of the Company's operating subsidiary, joined the Company in April 1994. Ms. Perrard has over 30 years of experience in the oil and gas industry as a petroleum landman. Prior to joining the Company, Ms. Perrard was the President and Chief Executive Officer of Perrard Snyder, Inc., a corporation performing contract land services. Ms. Perrard also served as Vice President, Land for Snyder Exploration Company from 1986 to 1991.

                       STATEMENT OF EXECUTIVE COMPENSATION

     For the purpose of reporting executive remuneration paid in 1997, there were five individuals employed as executive officers of the Company during the year. The aggregate cash compensation paid to these executive officers by the Company and its subsidiaries for services rendered during fiscal 1997 was $849,791.

Summary Compensation Table

     The following table sets out a summary of executive compensation for the President and Chief Executive Officer of the Company and the Company's next four most highly compensated executive officers for each of the Company's last three completed financial years (collectively the "Named Executive Officers").


                                      Annual Compensation (1)                   Long Term Compensation
                                   ----------------------------                 ----------------------
                                                                    Other         Common Shares Under
 Name and Principal Position       Year     Salary      Bonuses  Compensation(2)  Option/SARs Granted
----------------------------       ----    --------    --------  ------------    --------------------
Gareth Roberts                     1997    $197,917     $38,846    $14,843             40,000
  President and Chief              1996     172,917      25,865     12,401             25,000
      Executive Officer            1995     150,000       2,885        525                Nil

Matthew Deso                       1997    $138,750     $27,692    $10,406             28,000
  Vice President,                  1996     122,917      17,404      8,438             12,500
      Exploration                  1995     100,000       1,923        Nil              5,000

Phil Rykhoek                       1997    $138,750     $27,692    $10,406             28,000
  Chief Financial Officer          1996     122,917      12,404      5,976             31,250
      and Secretary (3)            1995      55,682       1,923        Nil             50,000

Mark Worthey                       1997    $138,750     $27,692    $10,406             28,000
  Vice President,                  1996     122,917      17,404      8,438             12,500
      Operations                   1995     100,000       1,923        Nil                Nil

Bobby J. Bishop (4)                1997    $ 94,375     $19,327     $7,078             19,000
  Controller and Chief             1996      83,541       7,683      5,750              7,000
      Accounting Officer           1995      72,800       1,346        Nil              2,500

(1) The aggregate amount of all other annual compensation as defined by applicable securities regulations was not greater than the lesser of $10,000 and 10% of the total annual salary and bonus of each Named Executive Officer for each financial year.

(2) Includes stock purchase plan contributions by the Company and a car allowance for Mr. Roberts.

(3)  Mr. Rykhoek joined Denbury in June 1995.

(4)  Mr. Bishop was appointed Chief Accounting Officer on December 9, 1997.

Stock Options

     The Company has an employee stock option plan (the "Plan") pursuant to which stock options may be granted to full and part-time employees, officers and directors of the Company and its subsidiaries, from time to time, as the board of directors of the Company may determine. The Plan allows the granting of either non-qualified or incentive stock options. Under the terms of the Plan, the number of Common Shares reserved for future issuance may not exceed 2,650,000 Common Shares, subject to shareholder ratification by Ordinary Resolution at the Meeting. See "Business to Be Conducted at The Meeting - Amendment to Stock Option Plan". The term of options granted under the Plan are determined by the board of directors provided that no option may be granted for a period exceeding 10 years from the date of the grant, or such lesser period of time as permitted, from time to time, by the applicable rules of The Toronto Stock Exchange (the "TSE"). The purchase price of any shares subject to option under the Plan is fixed by the board of directors but may not be less than the lowest purchase price permitted under the rules of TSE or The New York Stock Exchange ("NYSE"). All option agreements granted under the Plan must be in accordance with the policies and procedures of the TSE and NYSE.

     As of December 31, 1997, options granted pursuant to the Plan were incentive and non-qualified stock options which in the aggregate represented rights to acquire an aggregate 1,546,256 Common Shares held by seven officers and 48 employees. These options are exercisable at prices ranging from $5.55 to $22.24, with a weighted average price of $11.06. Of the total outstanding options, 391,872 options were exercisable as of December 31, 1997. The Company granted 797,162 options during 1997.

Option Grants in Last Fiscal Year

     The following table represents the options granted to the Named Executive Officers during 1997 and the value of such options as of the date of grant:

                               Individual Grants
                 ----------------------------------------------
                                % of
                                Total
                               Options
                 Number of    Granted to   Exercise
                  Options    Employees in   Price    Expiration        Grant Date
Name              Granted     Fiscal Year   ($/Sh)    Date (1)      Present Value $(2)
-----            ----------- ------------  --------  ----------     ------------------
Gareth Roberts    20,000 (3)      2.5%       $13.38    02/24/07         $87,400
                  20,000 (4)      2.5%       $13.38    02/24/07          87,400

Matthew Deso      14,000 (3)      1.8%       $13.38    02/24/07          61,180
                  14,000 (4)      1.8%       $13.38    02/24/07          61,180

Phil Rykhoek      14,000 (3)      1.8%       $13.38    02/24/07          61,180
                  14,000 (4)      1.8%       $13.38    02/24/07          61,180

Mark Worthey      14,000 (3)      1.8%       $13.38    02/24/07          61,180
                  14,000 (4)      1.8%       $13.38    02/24/07          61,180

Bobby J. Bishop    9,500 (3)      1.2%       $13.38    02/24/07          41,515
                   9,500 (4)      1.2%       $13.38    02/24/07          41,515

(1)  All of the granted options have a ten year term.

(2) Calculated in accordance with the Black-Scholes option pricing model, using the following assumptions; expected volatility computed using, as of the date of grant, the prior three year monthly average of the Common Shares as listed on the TSE, which was 29%; expected dividend yield - 0%; expected option term - 4 years; and risk-free rate of return as of the date of grant of 6.2%, based on the yield of five year U.S. treasury securities.

(3) The options vest in their entirety three (3) years from the date of grant with no vesting prior thereto.

(4) The options vest in their entirety four (4) years from the date of grant with no vesting prior thereto.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 1997 and unexercised options held as of December 31, 1997.

                       Aggregated Option Exercises in 1997
                       and December 31, 1997 Option Values

                     Shares                                             Value of Unexercised
                    Acquired               Number of Unexercised                In-the
                       on        Value          Options at                 Money Options at
                    Exercise  Realized(1)    December 31, 1997           December 31, 1997 (2)
                    --------  ----------  -------------------------    -------------------------
                                          Exercisable Unexercisable    Exercisable Unexercisable
                                          ----------- -------------    ----------- -------------
Gareth Roberts       27,750     $330,780       -           65,000       $     -      $  500,426
Matthew Deso         45,000      515,450      17,500       40,500         223,738       292,173
Phil Rykhoek         22,500      266,069       1,875       56,125          20,897       475,939
Mark Worthey            -           -         73,250       40,500         834,576       292,173
Bobby J. Bishop      25,000      274,205       -           26,000             -         181,030

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on the NYSE on the date of exercise. The Canadian currency was converted to U.S. funds, as to certain options, using the current exchange rate at the time of exercise.

(2) Based on the closing sale price of the Common Shares on December 31, 1997, of $18.625 per share as reported by the NYSE. A conversion exchange rate of Cdn. $1.37 = U.S. $1.00 was assumed in the calculation as certain of the options are denominated in Canadian dollars.

Compensation Committee Interlocks and Insider Participation

     During 1997, the compensation committee of the Company consisted of Messrs. Ronald Greene and William Price, III, both independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the Information Circular.

Board Compensation Committee Report on Executive Compensation

     The compensation committee of the Board of Directors (the "Committee") is responsible for making recommendations to the Board of Directors regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers, along with the specific stock option and stock purchase plan committees, the Company's stock option and stock purchase plans for all employees.

     The basic policy adopted by the Board of Directors is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations, and the
Company's financial condition and performance. The overall compensation philosophy is (i) that the Company pay base salaries which are high enough to attract good people, around the median salaries of comparable companies, (ii) that the main focus of compensation be in long-term incentives, (iii) that all employees be encouraged to be shareholders, and (iv) that all employees be compensated for team effort rather than individual performance. The components of this philosophy consist of (i) competitive base salaries, (ii) a stock purchase plan for all employees, (iii) stock options for the professionals, (iv) a profit sharing plan or bonus plan for all employees with bonuses ranging from zero to ten percent of base salaries, and (v) a profit sharing or bonus plan for the senior professional group.

     In determining both salary and other compensation, the Committee weighs individual performance, corporate overall performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgement using no specific weights for these factors and also relies heavily on the recommendation of the Chief Executive Officer with regard to individual performance.

     Stock options are awarded to senior executives and key employees to retain and motivate the grantees and to improve long-term Company performance by making executive rewards consistent with that of all shareholders. Options are granted at the prevailing market price and will only have value if the market price of the Common Shares increases. These options are structured to provide incentives for key employees to remain with the Company and provide a mechanism for these individuals to benefit from improvements in the performance of the Company. Commencing in 1997, the Company modified the option vesting schedule for future grants. Historically, the Company had granted options to its key employees at their time of employment with such options vesting over a period of three years. Additional options were also granted on an annual basis which vested 100% three years from the date of grant. The net effect was that an employee would have options vesting each year for the next three years. Although the general concept has remained the same, the overall program was lengthened from three years to four years. As a result, any future option grants made at the time of employment will vest ratably over a period of four years and any subsequent grants (normally on an annual basis) to an employee will vest 100% four years from the date of grant. To make the transition to this four year program, on February 21, 1997 the Compensation Committee and Board of Directors granted two series of options to its key employees with one series vesting 100% at the end of three years and one series vesting 100% at the end of four years. All of the options granted under the Plan expire ten years from the date of grant.

     To encourage ownership in the Company by all of the employees, the Company has a stock purchase plan which allows each employee to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase previously unissued shares at the current market price. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition.

     During 1997, the Company achieved outstanding financial results as a result of increased production and improved product prices with dramatic improvement in almost all statistical categories. Production, on a BOE basis, increased by 71% and cash flow from operations increased 66% from the prior year. Net income increased 70% from $8.7 million during 1996 to $14.9 million during 1997 and proved reserves, on a BOE basis, increased by 91% from 1996 to 1997. Based upon these overall results, in January, 1998, the Compensation Committee awarded a bonus equal to 10% of base compensation to all employees, after certain adjustments for tenure. In addition, the Compensation Committee awarded additional bonuses to the Company's senior management, including a bonus of $40,000 to Mr. Roberts, the Company's CEO.

     Consistent with the above policies and objectives, the base annual salary for Mr. Gareth Roberts, President and CEO of the Company, was increased in January 1998 from $200,000 to $275,000. Consistent with the philosophy of the Board of Directors that executive officers have their main focus of compensation in the area of long-term incentives, the Company awarded an additional 417,120 stock options in January 1998 to employees of the Company vesting 100% four years from the date of grant. Of those option grants, 16,500 stock options were awarded to Mr. Roberts.

     The foregoing report has been furnished by the following members of the Committee. None of the Committee members are former or current officers of the Company or any of its subsidiaries, nor has any member of the Committee had any Compensation Committee Interlocks during the year.

                                   The Compensation Committee
                                   William S. Price, III
                                   Ronald G. Greene

Termination of Employment, Change in Responsibilities and Employment Contracts

     The Company has no Employment Contracts with any employees as at December 31, 1997.

Directors and Officers Insurance

     During 1997, the Company renewed its directors and officers insurance coverage for all of its officers and directors for three years at an annual cost of approximately $143,000. The insurance provides up to $15 million of coverage for the officers and directors with deductibles ranging from zero to $350,000, depending on the type of claim, and $15 million coverage for the Company. The Company has paid for 100% of the cost of this insurance.

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

     The Board of Directors met seven times during the year ended December 31, 1997, including the meetings by way of telephone conference. All incumbent directors, except for Mr. Bonderman, attended at least 75% of the meetings. The Board took all other actions by unanimous written consent during 1997. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. Mr. Wilmot Matthews was appointed to the Board of Directors on December 9, 1997 to fill a vacancy.

     The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Purchase Plan Committee. The Audit Committee is comprised of Messrs. Greene, Matthews and Wettstein, with Mr. Wettstein acting as Chairman. The Audit Committee is responsible for reviewing the scope and audit plan of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee reviews fees and non-audit engagements of the independent accountants and each year recommends to the Board their selection of the firm of independent accountants to audit the accounts and records of the Company. The Audit Committee also meets with the independent auditor, conducts internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. The Audit Committee met two times during 1997.

     The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The Compensation Committee makes recommendations to the Company's Board of Directors with respect to the nature and amount of all compensation of the Company's officers, reviews the benefit plans of the Company, including reports from the Company's Stock Option Plan and Stock Purchase Plan Committees and the Company's health and other benefit plans, and will at least annually prepare a compensation report in accordance with the rules and regulations promulgated under applicable securities laws. The Compensation Committee met twice during 1997.

     The Board also appointed a Stock Option Plan Committee and a Stock Purchase Plan Committee in December, 1995 to administer the two respective benefit plans and to report and coordinate their efforts with the Compensation Committee. The Stock Option Committee and Stock Purchase Plan Committee is comprised of Messrs. Greene and Price, with Mr. Greene acting as its Chairman. These committees met as part of the Compensation Committee during 1997.

                            COMPENSATION OF DIRECTORS

     Information regarding the compensation received, including options, from the Company during the fiscal year ended December 31, 1997 by Mr. Roberts, President, Chief Executive Officer and a director of the Company, is disclosed under the heading "STATEMENT OF EXECUTIVE COMPENSATION - Summary Compensation Table".

Directors Fees

     The Company reimburses the Directors of the Company for out-of-pocket traveling expenses in connection with each board meeting attended. There are no other arrangements in respect of which Directors of the Company receive monetary compensation for acting in that capacity.

Directors Options

     During 1997, Mr. Roberts was granted a total of 40,000 options with an exercise price equal to the then current market price of U.S. $13.38. No other options were issued to directors in 1997.

     The following table shows the aggregate number of options exercised and the value realized upon exercise of the options. As of December 31, 1997, none of the directors, other than Mr. Roberts, hold any options. The options held by Mr. Roberts are disclosed under the heading "STATEMENT OF EXECUTIVE COMPENSATION".


                    Aggregated Share Option Exercises in 1997
                                       and
          December 31, 1997 Option Values for Options Held by Directors


                        Common
                        Shares                        Number of                 Value of
                       Acquired    Aggregate         Unexercised           Unexercised in-the-
                          on         Value            Options at             Money Options at
Name                   Exercise    Realized(1)    December 31, 1997          December 31, 1997
----                  ---------    -----------  ------------------------- -------------------------
                                                Exercisable Unexercisable Exercisable Unexercisable
                                                ----------- ------------- ----------- -------------
Wieland Wettstein       18,000    $   217,800       Nil         Nil           Nil         Nil

(1) Aggregate value realized is calculated based upon the difference between the exercise price of the options and the closing price of the Common Shares on NYSE on the date of exercise. The Canadian dollar amounts were converted using the current exchange rate at the time of exercise.

                           SHARE PERFORMANCE GRAPH

      The following graph illustrates changes over the five year period ended December 31, 1997 in cumulative total shareholder return, assuming an initial investment of $100 on December 31, 1992 and reinvestment of dividends as measured against the cumulative total return of the TSE 300 Index and the TSE Oil and Gas Index. Since the Company has only been traded on the NYSE since May 9, 1997, the Company used the share performance on the TSE for its comparison.


                   Cumulative Total Return on $100 Investment
                     (December 31, 1993 - December 31, 1997)

                                [GRAPHIC OMITTED]


                    1992    1993   1994    1995   1996   1997
                   -----   -----  -----  ------  -----  ------
Denbury            $ 100   $ 122  $ 121  $  132  $ 323  $  431
TSE 300              100     129    126     141    177     200
TSE Oil & Gas Index  100     133    124     143    195     200

                          COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and exchanges on which the securities of the Company are listed and posted for trading and to furnish the Company with copies. The Company first became subject to Section 16(a) on December 21, 1995. Based solely on its review of the copies of such forms received by it, or written representations from such persons, the Company is not aware of any person who failed to file any reports required by Section 16(a) to be filed for fiscal 1997.

                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

     Other than as described in the paragraphs that follow, there are no material interests, direct or indirect, of any director, officer or any shareholder of the Company who beneficially owns, directly or indirectly, or exercises control or direction over more than 5% of the outstanding Common Shares, or any known family member, associate or affiliate of such persons, participating in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Company, or any of its subsidiaries. The Company believes that the terms of the transactions described below were as favorable to the Company as terms that reasonably could have been obtained from non-affiliated third parties.

TPG Investments

     In December 1995, the Company closed a $40.0 million private placement of securities with partnerships that are affiliated with TPG (the "TPG Placement"). The TPG Placement was comprised of: (i) 4.2 million Common Shares issued at
$5.85 per share; (ii) 625,000 warrants at a price of $1.00 per warrant, entitling the holders thereof to purchase 625,000 Common Shares at $7.40 per share; and (iii) 1.5 million shares of $10 stated value Convertible First Preferred Shares, Series A ("Convertible Preferred"). The shareholders of the Company at a Special Meeting on October 9, 1996 approved a resolution to amend the terms of the Convertible Preferred to allow the Company to require a conversion of the Convertible Preferred at any time. All of the Convertible Preferred shares were converted into 2,816,372 Common Shares on October 30, 1996 and the warrants were exercised on January 20, 1998.

     In connection with the TPG Placement, TPG received the right to nominate three of the directors of the Company out of a maximum of seven. Of the current directors, Messrs. Bonderman, Price and Stanton were nominated by TPG. See "Management." In addition, until December 21, 1997, TPG had certain "piggyback" registration rights which allowed TPG to include all or part of the Common Shares acquired by TPG in any registration statement of the Company during that period. Commencing December 21, 1997 and until December 21, 2000, TPG may request and receive one demand registration whereby TPG may make a written request to the Company for registration under the Securities Act of the Common Shares acquired by TPG. Finally, the agreement provides that TPG shall have the right, but not the obligation, to maintain its pro rata ownership interest in the equity securities of the Company, in the event that the Company issues any additional equity securities or securities convertible into Common Shares of the Company, by purchasing additional shares of the Company on the same terms and conditions. This right, however, expires should TPG's share holdings represent less than 20% of the outstanding Common Shares calculated on a fully-diluted basis. At the request of the NYSE, the Company has agreed to make the extension of this right subject to shareholder ratification every five years with the first vote on the matter expected to be at the annual meeting in the year 2000. TPG waived its right to maintain its pro rata ownership with regard to the public offering by the Company in October 1996, but did purchase 800,000 Common Shares included in the offering directly from the Company. These Common Shares were sold to TPG for 93.5% of the public offering price, or the same net price that the remainder of the shares included in the offering were being sold to the underwriters. TPG also waived its right to maintain its pro rata ownership with regard to the equity offering completed in February 1998 but purchased 313,400 shares in the offering at 95.25% of the public offering price, or the same net price that the remainder of the shares included in the offering were being sold to the underwriters. As of February 28, 1998, TPG was the beneficial owner of 8,721,438 Common Shares, which represented 32.8% of the Company's outstanding Common Shares.

     In 1995, the Company issued 333,333 Common Shares to Tortuga Investment Corp. as a financial advisory fee for its services in connection with the TPG Placement. Tortuga Investment Corp. is a corporation wholly-owned by Mr. Ronald Greene, currently Chairman of the Board of Directors of the Company. Mr. Greene was not a director of the Company, nor had he held any director or officer position with the Company prior to the time of the issuance of such Common Shares.

Modification of Debentures

     In addition to modifying the terms of the Convertible Preferred at the special meeting of the shareholders on October 9, 1996, the shareholders approved the issuance of 7,948 Common Shares in lieu of interest, plus an additional 308,642 Common Shares to redeem the principal amount of the outstanding 9.5% Convertible Debentures (the "Debentures") in accordance with their existing terms. Mr. Ronald G. Greene, Chairman of the Board of Directors, owned 80% of the Debentures, which were purchased by him at market value prior to his election to the Board of Directors. These Debentures were redeemed on October 15, 1996. Mr. Greene also purchased Cdn. $1,500,000 of 6 3/4% Convertible Debentures at market value prior to his election to the Board of Directors that were converted into 187,500 Common Shares on July 31, 1996 in accordance with the terms of the 6 3/4% Convertible Debentures.

Purchase of Working Interests

     In May 1996, the Company purchased oil and natural gas working interests from four employees for an aggregate consideration of $387,000, which included $158,000 paid to Mr. Matthew Deso, Vice President of Exploration of the Company, $133,000 paid to Mr. Mark Worthey, Vice President of Operations of the Company and $26,000 paid to the spouse of Mr. Gareth Roberts, President and Chief Executive Officer of the Company. The purchase prices were determined by the Company based on the present value of the estimated future net revenue to be generated from the estimated proved reserves of the properties (based on the prior year's report thereon from Netherland, Sewell & Associates, Inc.) using a 15% discount rate. The acquisitions were for additional working interests in properties in which the Company also holds an interest. To the best of the Company's knowledge, none of the Company's officers or directors have any remaining interests in properties owned by the Company.

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

     Management of the Company is not aware of any indebtedness outstanding by directors or officers of the Company to the Company or its subsidiaries at any time during the year ended December 31, 1997.

                              CORPORATE GOVERNANCE

     The Toronto Stock Exchange Committee on Corporate Governance in Canada recently issued a series of proposed guidelines for effective corporate governance (the "TSE Report"). The guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and the education of board members. The TSE has adopted as a listing requirement the disclosure by each listed corporation, on an annual basis, of its approach to corporate governance with reference to the guidelines contained in the TSE Report.

     The following describes the Company's approach to corporate governance in relation to the guidelines contained in the TSE Report.

Composition of the Board

     The Board has determined that of its seven director nominees, six are unrelated directors as that expression is defined in the TSE Report. The sole related director is the Company's President and CEO. In addition, three of its seven director nominees do not have interests in, or relationships with, either the Company or its largest shareholder, TPG. Although TPG is not considered a significant shareholder as defined by the TSE Report, they are the beneficial owner of 32.8% of the outstanding Common Shares and as such is the Company's largest single shareholder (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). The Company believes that such Board representation fairly reflects the investment in the Company by shareholders. The Chairman of the Board is not a member of management of the Company.

Committees of the Board

     The Board has appointed four different committees, the Audit Committee, the Compensation Committee, the Stock Option Plan Committee and the Stock Purchase Plan Committee. All of these committees are composed entirely of unrelated directors. For a description of the duties of such committees, see, "BOARD MEETINGS, ATTENDANCE AND COMMITTEES".

Mandate and Responsibility of the Board

     Under its statutory mandate, the Board is responsible for management of the business and affairs of the Company and in addition has assumed responsibility for certain key matters. In the area of strategic planning, the management of the Company provides an operational analysis of the Company to the Board on a regular basis. In connection therewith, the Board discusses various strategic planning matters and identifies business risks associated with the activities of the Company, as it considers appropriate, including an analysis and discussion of whether these systems and techniques proposed by management to manage the risks are adequate.

     In accordance with its legal mandate, the Board takes responsibility for recruiting those members of senior management who become officers of the Company. Currently the officers are as described under "MANAGEMENT". Through its Compensation Committee, the Board reviews all appointments to the senior management team. The Compensation Committee also has responsibility for assessing the requirements and performance, on an overview basis, of the President and CEO and the senior management team in order to set salaries and approve bonus awards for performance.

     The Company currently communicates with investors and shareholders through various channels. Examples include annual and quarterly reports, news releases, briefing sessions, analyst meetings and group meetings. During 1996, the Company adopted a formal communications and insider trading policy.

     The Board through its Audit Committee assumes responsibility for the integrity of the Company's internal control and management information systems. The Audit Committee meets with the external auditors to discuss the results of the annual audit which includes, in accordance with generally accepted auditing standards, a review of the Company's financial systems and related internal controls. This committee also discusses with management and with the independent auditors all significant accounting matters. In addition, the Board regularly reviews the Company's development programs, budgets, projected cash flows and other financial reports.

     The Company allows any member of the Board to engage an outside advisor at the expense of the Company in appropriate circumstances.

Decisions Requiring Prior Approval by the Board

     The Board has delegated to the CEO and senior management the responsibility for day to day management of the business of the Company, subject to compliance with the plans approved from time to time by the Board. The Board retains responsibility for significant changes in the Company's affairs, such as approval of major capital expenditures, debt refinancing arrangements, equity offerings and significant acquisitions and divestitures. As mandated by the Company's Articles of Continuance, certain matters of a significant nature require a 2/3rds majority vote of the Board.

Recruitment of New Directors and Assessment of Board Performance

     The Board does not formally review individual board members or committee members and their contributions.

Although the Company does not have a formal process of orientation or education for new members of the Board, senior management and the other directors spend a significant amount of time with new directors to help them become acquainted with the Company. This includes reviewing financial reports, projections, budgets, geological data and other items.

     As all Board members are significant shareholders or represent significant shareholders of the Company, the Company does not pay any compensation to its directors, other than to reimburse them for out-of-pocket expenses that they incur in their duties as a Board member. The Company believes that each Board member's Common Share ownership should be sufficient compensation and motivation to perform their duties as a Board member.

Shareholder Feedback and Concerns

     The Company communicates regularly with its shareholders and the President and CEO spends a significant portion of his time in shareholder relations, as do other directors and senior management to a lesser degree. This includes published communications, meetings with investors, analysts and investment fund managers with respect to financial results and other announcements of the Company, as well as meetings with individual investors and shareholders. Any shareholder concerns are reported regularly to the Board.

Expectations of Management

     As part of the Company's annual budgeting process, the Board's expectations of management over the next year are approved and specified. The President and CEO and other members of senior management review the Company's progress at Board and committee meetings, which are normally held every quarter. These reviews report on strategic, operational and financial issues facing the Company.

     The Board believes that the Board and its committees carry out effective governance of the Company's affairs. The Board will continue to review the Company's governance practices, particularly in relation to the TSE Report and will make changes as required.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

Receipt of the Consolidated Financial Statements and Auditors' Report

     At the Meeting, shareholders will receive and consider the consolidated financial statements of Denbury for the year ended December 31, 1997 and the auditors' report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken.

Election of Directors

     The Articles of Incorporation of Denbury provide that the board of directors shall consist of a minimum of three and a maximum of fifteen directors. Each of the directors are to be elected annually and each shall hold office until the close of the next annual meeting of shareholders or until he ceases to be a director by operation of law or until his resignation becomes effective. There are presently seven directors of Denbury, each of whom retire from office at the Meeting.

     Unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of the election as directors of the seven nominees hereinafter set forth. All seven nominees are currently members of the board of directors. If any nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

                                 David Bonderman
                                Ronald G. Greene
                               Wilmot L. Matthews
                              William S. Price, III
                                 Gareth Roberts
                                David M. Stanton
                              Wieland F. Wettstein

     The names, municipalities of residence, ages, offices held, period of time served as director and the principal occupation of each of the persons nominated for election as directors are as follows:


                                                    Officer
      Name and                                         or
   Municipality of                   Offices        Director
      Residence                Age    Held           Since     Principal Occupation
---------------------         ----- ---------------  ------  ---------------------------
Ronald Greene (1)(2)           49   Chairman and      1995   Sole Shareholder, Officer
   Calgary, Alberta                 Director                 and Director of Tortuga
                                                             Investment Corp.

David Bonderman                55   Director          1996   Principal of the Texas
   Fort Worth, Texas                                         Pacific Group

Wilmot L. Matthews (1)         61   Director          1997   Independent Business
   Toronto, Ontario

William Price, III(2)          41   Director          1995   Principal of the Texas
   San Francisco, California                                 Pacific Group

Gareth Roberts                 45   President,        1992   President and Chief
   Dallas, Texas                    Chief Executive          Executive Officer,
                                    Officer and              Denbury Resources Inc.
                                    Director

David Stanton                  35   Director          1995   Principal of the Texas
   San Francisco, California                                 Pacific Group

Wieland Wettstein (1)          48   Director          1990   Executive Vice-President,
   Calgary, Alberta                                          Finex Financial Corporation
                                                             Ltd.(a merchant banking
                                                             company)

(1) Member of the Audit Committee.
(2) Member of the Compensation, Stock Option Plan and Stock Purchase Plan Committees.

Directors (other than Gareth Roberts)

Ronald G. Greene is the Chairman of the Board, and has been a director of the Company since 1995. Mr. Greene is the founder and Chairman of the Board of Renaissance Energy Ltd. and was Chief Executive Officer of Renaissance from its inception in 1974 until May 1990. He is also the sole shareholder, officer and director of Tortuga Investment Corp., a private investment company. Mr. Greene also serves on the Board of Directors of a private Western Canadian airline, WestJet Airlines Ltd.

David Bonderman has been a director of the Company since 1996. Mr. Bonderman is a co-founder and principal of TPG. Prior to forming TPG in 1992, Mr. Bonderman was the Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone, Inc.), joining them in 1983. Keystone, Inc. is the personal investment vehicle of Fort Worth, Texas-based investor Robert M. Bass. Mr. Bonderman serves on the boards of Bell & Howell Company; Beringer Wine Estates; Continental Airlines, Inc.; Ducati Motors S.P.A.; Ryanair PLC; Virgin Entertainment, Limited; and Washington Mutual, Inc.

Wilmot L. Matthews was first elected as director of the Company on December 9, 1997. Mr. Matthews, a Chartered Accountant, has been involved in all aspects of investment banking by serving in various positions with Nesbitt Burns Inc. and its predecessor companies from 1964 until his retirement in September 1996, most recently as Vice Chairman and Director. Mr. Matthews is currently President of Marjad Inc., a personal investment company, and also serves on the Board of Directors of Renaissance Energy Ltd., WestJet Airlines Ltd. and several private companies.

William S. Price, III has been a director of the Company since 1995. Mr. Price is a co-founder and principal of TPG. Prior to forming TPG in 1992, Mr. Price was vice-president of strategic planning and business development for G.E. Capital, and from 1985 to 1991 was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial Services practice. Mr. Price is Chairman of the Board of Favorite Brands International, Inc. Mr. Price also serves on the Board of Directors of Continental Airlines, Inc., Beringer Wine Estates, VSP Holdings, Inc., Belden & Blake Corporation, Zilog, Inc. and Del Monte Foods.

David M. Stanton has been a director of the Company since 1995. Mr. Stanton is a principal of TPG. From 1991 until he joined TPG in 1994, Mr. Stanton was a venture capitalist with Trinity Ventures where he specialized in information technology, software and telecommunications investments. Mr. Stanton also serves on the Board of Directors of TPG Communications, Inc., Paradyne Partners, L.P., Belden & Blake Corporation and Zilog, Inc.

Wieland F. Wettstein has been a director of the Company since 1990. Mr. Wettstein is the Executive Vice President of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held for more than five years. Mr. Wettstein serves on the Board of Directors of a public oil and natural gas company, BXL Energy Ltd., and on the Board of Directors of a private technology firm.

Appointment of Auditors

     Unless otherwise directed, it is management's intention to vote the proxies in favour of an ordinary resolution to appoint the firm of Deloitte & Touche, Chartered Accountants, Calgary, Alberta, to serve as auditors of Denbury until the next annual meeting of the shareholders and to authorize the directors to fix their remuneration as such. Deloitte & Touche have been Denbury's auditors since January 1, 1991. A representative of Deloitte & Touche is expected to be present at the Meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired.

Amendment to Stock Option Plan

     At a Special Meeting of Shareholders held on December 21, 1995, the shareholders of the Company ratified, approved and confirmed a Stock Option Plan made effective August 9, 1995 (the "Plan"), pursuant to which a maximum of 1,050,000 Common Shares were reserved for issuance. At the Special Meeting of Shareholders on May 21, 1997, the Plan was amended to increase the number of options reserved for issuance to 2,000,000. The Board of Directors of the Company has amended the Plan to increase the number of options reserved for future issuance under the Plan to 2,648,000, subject to shareholder and regulatory approval. Since the disclosures made in the 1997 Information Circular
- Proxy Statement which were as of March 15, 1997, the following activity in the Plan has taken place:

                                    Actual Stock   Stock Options   Reserved for
                                      Options      Available for      Future
                                    Outstanding    Future Grants     Issuance
                                   --------------  -------------  --------------
Balance March 15, 1997                  1,693,975       306,025       2,000,000
     Granted                              543,959      (543,959)              -
     Exercised                           (238,306)             -       (238,306)
     Cancelled                            (23,250)        23,250              -
     Authorized increases                       -        886,306        886,306
                                   --------------  -------------  --------------
Balance February 28, 1998               1,976,378        671,622      2,648,000
                                   ==============  =============  ==============
Percent of Common Shares
  outstanding February 28, 1998              7.5%           2.5%          10.0%
                                   ==============  =============  ==============

     Since August 9, 1995, the effective date of the Plan, the following activity has taken place:

                                    Actual Stock   Stock Options   Reserved for
                                      Options      Available for      Future
                                    Outstanding    Future Grants     Issuance
                                   --------------  -------------  --------------
Balance August 9, 1995                   614,425        435,575       1,050,000
  Granted                              1,883,784     (1,883,784)              -
  Exercised                             (481,831)             -        (481,831)
  Cancelled                              (40,000)        40,000               -
  Authorized increases                         -      2,079,831       2,079,831
                                   --------------  -------------  --------------
Balance February 28, 1998              1,976,378        671,622       2,648,000
                                   ==============  =============  ==============
Percent of Common Shares
  outstanding February 28, 1998             7.5%           2.5%           10.0%
                                   ==============  =============  ==============

     Since the last Annual Meeting, the Board of Directors authorized a 886,306 share increase subject to shareholder and regulatory approval. If this increase is approved, the Stock Options available for future grants under the Plan will be 671,622 Common Shares, and the maximum number of Common Shares reserved for future issuance under the Plan will be 2,648,000 Common Shares, or approximately 2.5% and 10%, respectively, of the issued and outstanding Common Shares as at February 28, 1998. The Board of Directors approved this increase to ensure that there will be sufficient Stock Options available for the previously granted options which are subject to shareholder and regulatory approval, and for additional option grants which may be approved in fiscal 1998. Pursuant to the regulations of the TSE, this increase in the Common Shares reserved for issuance under the Plan must be approved by the Shareholders. Accordingly, at the Meeting the following Ordinary Resolution to approve the amendment to the Denbury Stock Option Plan will be presented:

        BE IT RESOLVED, as an Ordinary Resolution of the shareholders of the Company, that the Common Share Maximum under the Stock Option Plan of the Company, as amended, be increased by 886,306 Common Shares and that the same is hereby ratified, approved and authorized.

     The foregoing resolution must be approved by a simple majority of votes cast by Shareholders who vote in person or by proxy at the Meeting in respect of the above resolution.

     The Board of Directors recommends that shareholders vote for the approval of the Ordinary Resolution amending the Stock Option Plan.

              INTEREST OF CERTAIN PERSONS AND COMPANIES IN MATTERS
                                TO BE ACTED UPON

     Management of the Company is not aware of any material interest of any director, nominee for director, senior officer or anyone who has held office as such since the beginning of the Company's last financial year or of any associate or affiliate of any of the foregoing persons in any matter to be acted on at the Meeting except as disclosed herein.

                              SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 1999 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices at 17304 Preston Rd, Suite 200, Dallas, Texas 75252, no later than the close of business on February 1, 1999.

                                  OTHER MATTERS

     Management knows of no amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

     All information contained in this Information Circular relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Denbury Common Shares is based upon information contained in reports filed by such owner with the SEC.

     THE CORPORATION HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE CORPORATION'S 1997 ANNUAL REPORT AND A COPY OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997.

                           APPROVAL AND CERTIFICATION

     The contents and sending of this Information Circular has been approved by the directors of Denbury.

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.


     DATED at Calgary, Alberta as of the 30th day of March, 1998.


                             DENBURY RESOURCES INC.


  /s/ Gareth Roberts                                     /s/ Phil Rykhoek
-------------------------                              -------------------------
      Gareth Roberts                                       Phil Rykhoek
      President and                                     Corporate Secretary and
  Chief Executive Officer                               Chief Financial Officer